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                                                                    EXHIBIT 5.01

                                April 27, 1998

Hyperion Telecommunications, Inc.
Main at Water Street
Coudersport, PA 16915

Gentlemen:

     In connection with the Registration Statement on Form S-1, as amended (Registration No. 333-48209) (the "Registration Statement"), filed by Hyperion Telecommunications, Inc, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of up to $289,500,000 in aggregate offering amount of shares of the Company's Class A Common Stock, par value $.01 per share, of which (a) 10,000,000 shares are currently contemplated to be purchased by the underwriters from the Company, (b) up to 1,500,000 shares may be purchased by the underwriters from the Company if the underwriters exercise the option granted to them by the Company to cover over-allotments and (c) up to 8,000,000 shares are currently contemplated to be purchased by Adelphia Communications Corporation from the Company (collectively, the "Shares"), we have acted as counsel for the Company and have examined such corporate records, certificates of public officials, and other documents, records and questions of law as we have considered necessary or appropriate for the purposes of this opinion. In the examination of all documents we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified of photostatic copies.

     Upon the basis of such examination, we advise you that in our opinion the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the Registration Statement and the underwriting agreement (the "Underwriting Agreement") to be filed as an exhibit to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                                 Very truly yours,

                                 /s/ Buchanan Ingersoll Professional Corporation

                                 BUCHANAN INGERSOLL PROFESSIONAL CORPORATION